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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 1999

                         Connectivity Technologies Inc.
             (exact name of registrant as specified in its charter)

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
Delaware                                 0-12113                                94-2691724
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(State or other jurisdiction of          (Commission File Number)               (IRS Employer Identification No.)
incorporation)
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             680 Mechanic Street, Ste 1201, PO Box 786, Leominster,
    Massachusetts 01453 (Address of principal executive offices) (zip code)


       Registrant's Telephone Number, including Area Code: (978) 537-9138



                                       N/A

          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS



         On April 27, 1999, the Registrant, Connectivity Technologies Inc., which, together with its subsidiary, Connectivity Products Incorporated ("CPI"), is hereinafter called "Connectivity," entered into a new Credit Agreement (the "Credit Agreement") with CPI's Lending Banks. The Credit Agreement, extending until January 31, 2000, is in the amount of $16,460,700, including an over advance, with the maximum indebtedness at any one time to be determined by a borrowing base calculation. The Credit Agreement includes an amortization schedule, is secured by all of the assets of CPI and contains covenants including requirements for the maintenance of stipulated earnings and net worth. As part of the Credit Agreement, all of CPI's cash on hand, including the proceeds of a recently received $750,000 tax refund, have been paid to the lenders to reduce the current over advance. This arrangement ends CPI's default status under its prior bank loan agreement.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         None.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995.

         This Report contains, in addition to historical information, forward-looking statements including, but not limited to, information relating to the duration and terms of CPI's new banking arrangement and the prospect of that corporation meeting its obligations under its new banking arrangement. Actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors and risks. Reference is made to the reports of Connectivity Technologies Inc. filed with the Securities and Exchange Commission for further information. Any forward-looking statements are made pursuant to the Private Securities

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Litigation Reform Act of 1995, and, as such, speak only as of the date made.
Connectivity is not undertaking to update any such reports or statements.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CONNECTIVITY TECHNOLOGIES INC.
                                        (Registrant)


Dated:  April 28, 1999                  By:          /s/ George H. Buckham
                                               ---------------------------------
                                               Name:     George H. Buckham
                                               Title:    Secretary


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